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                                   EXHIBIT 5

                          ZIEGLER & SCHNEIDER, P.S.C.
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                                  June 13, 2000



Board of Directors
The Bank of Kentucky Financial Corporation
1065 Burlington Pike
Florence, Kentucky 41042

Ladies and Gentlemen:

         We are familiar with the actions taken and proposed to be taken by The Bank of Kentucky Financial Corporation, a Kentucky corporation ("BKFC"), in connection with the reservation of 12,440 shares of BKFC stock (the "Common Shares") for issuance pursuant to the terms and subject to the conditions of the Stock Option Award Agreements (the "Option Agreements") entered into pursuant to
Section 2.01 of the Agreement and Plan of Reorganization (the "Merger Agreement") on the effective date of the merger between BKFC and the Fort Thomas Financial Corporation, an Ohio corporation ("FTFC").

         We have assisted with matters related to the incorporation and organization of BKFC. In addition, we have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed by BKFC with the Securities and Exchange Commission for the registration of the Common Shares under the Securities Act of 1933, as amended. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that BKFC is a duly organized and legally existing corporation under the laws of the Commonwealth of Kentucky. Assuming compliance with applicable federal and state securities laws, we are also of the opinion that the Common Shares to be issued by BKFC upon the exercise of options in accordance with the terms and subject to the conditions of the Option Agreements, will be validly issued and outstanding, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Wilbert L. Ziegler
                                      ---------------------------
                                      Wilbert L. Ziegler
                                      Ziegler & Schneider, P.S.C.